Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jingrui Wang Pu Holdings Group Ltd.

We hereby consent to the use of our report, dated September 4, 2026, relating to the consolidated financial statements of Jingrui Wang Pu Holdings Group Ltd., included in this Registration Statement on Form F-1.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

 /s/ Simon & Edward, LLP

Rowland Heights, California

September 4, 2026